UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2007 (August 1, 2007)

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

(866) 447-8636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 5, 2007, Ampal-American Israel Corporation (the “Company”) through Ampal Industries Inc. (“Ampal Industries”), a subsidiary of the Company, completed the previously announced sale to Phoenix Holdings Ltd. (“Phoenix”) and Golden Meybar (2007) Ltd. (“Golden Meybar”) of all of the Company’s interest in Am-Hal Ltd. ("Am-Hal"), an indirect wholly owned subsidiary of the Company, for an aggregate consideration of $29.3 million, pursuant to the terms of an agreement (the “Agreement”), dated July 10, 2007, between Ampal Industries, Phoenix and Golden Meybar.

Pursuant to the terms of the Agreement, Ampal Industries sold to Phoenix and Golden Meybar, 100% of the equity interests in Ampal Protected Housings (1994) Ltd. and Ampal Protected Housings (1998) Ltd., which together, directly and indirectly, own 100% of Am-Hal.

The closing of the sale was subject to the approval from Israeli anti-trust authorities and the consent of Bank Hapoalim Ltd., which were obtained on July 26, 2007 and July 29, 2007, respectively. As a result of the sale, the Company anticipates recording a gain of approximately $29.7 million (approximately $19.7 million, net of taxes) in the third quarter of fiscal 2007.

Am-Hal develops and operates luxury retirement centers for senior citizens. Am-Hal has one center of approximately 120,000 square feet in Rishon LeZion, a city located approximately 10 miles south of Tel-Aviv, which includes 149 self-contained apartments, a 74-bed nursing care ward, a 21-bed assisted-living ward, a swimming pool, a health care center and other recreational facilities, and Am-Hal has a second center of approximately 250,000 square feet in Hod Hasharon, a city located approximately 7 miles north of Tel Aviv, which includes 235 self-contained apartments, a 33-bed nursing care ward and a 22-bed assisted-living ward. Am-Hal is developing a third luxury retirement center in Ramat-Hachayal, Tel Aviv.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its next quarterly report.

Reference is made to Item 9.01(b) below for the pro forma financial information required pursuant to Article 11 of Regulation S-X in connection with the transaction.

A copy of the Company’s press release announcing the completion of the sale of Am-Hal is attached hereto as Exhibit 99.2 and is incorporated in this report by reference.

Item 7.01. Regulation FD Disclosure.

On August 1, 2007, the Company issued a press release (the “August 1 Press Release”) regarding the filing of a final prospectus with the Israeli Securities Authority and the Tel Aviv Stock Exchange for the resale and listing with the Tel Aviv Stock Exchange of its Series A Notes. The full text of the press release is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

On August 2, 2007, the Company issued a press release correcting a typographical error contained in the August 1 Press Release. The full text of the press release is attached as Exhibit 99.4 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.3 and Exhibit 99.4, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information:

Included as Exhibit 99.1 to this Current Report on Form 8-K are:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007, prepared as if the disposition occurred on March 31, 2007.
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005, prepared as if the disposition occurred on January 1, 2006.
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006, prepared as if the disposition occurred on January 1, 2006.
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three month period ended March 31, 2007, prepared as if the disposition occurred on January 1, 2006.

(d) Exhibits:

EXHIBIT	DESCRIPTION
99.1	Unaudited pro forma condensed consolidated financial statements.
99.2	Press release of Ampal-American Israel Corporation, dated August 5, 2007.
99.3	Press release of Ampal-American Israel Corporation, dated August 1, 2007.
99.4	Press release of Ampal-American Israel Corporation, dated August 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: August 7, 2007	By:	/s/Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President – Investments and Corporate Affairs

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Unaudited pro forma condensed consolidated financial statements.
99.2	Press release of Ampal-American Israel Corporation, dated August 5, 2007.
99.3	Press release of Ampal-American Israel Corporation, dated August 1, 2007.
99.4	Press release of Ampal-American Israel Corporation, dated August 2, 2007.